UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

437 Madison Avenue, New		10022
York, NY		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On June 30, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Omnicom Group Inc. (“Omnicom”), pursuant to Omnicom’s 2007 Incentive Award Plan (the “Plan”), awarded to Mr. Thomas L. Harrison, Chairman and Chief Executive Officer of Diversified Agency Services (“DAS”), restricted stock units and adopted a Form of Grant Notice and Restricted Stock Unit Agreement (the “RSU Agreement”), which will govern the award of restricted stock units to Mr. Harrison. In addition, the Committee adopted (i) a Form of Grant Notice and Option Agreement (the “Option Agreement”) and (ii) a Form of Grant Notice and Restricted Stock Agreement (the “Restricted Stock Agreement”). Each of the foregoing forms contain the terms and conditions that are expected to govern specified incentive awards made from time to time under the Plan, unless the award agreements are modified pursuant to the terms of the Plan.

Option Agreement

The Option Agreement provides for the vesting of stock options over a period of three years from the grant date with 30% vesting on each of the first two anniversaries of the grant date and 40% vesting on the third anniversary, though the Committee has the ability to change the vesting provisions for any particular stock option. It also provides that stock options becomes fully vested and exercisable for the remainder of the term upon an optionee’s death and become partially vested upon an optionee’s termination due to disability. Stock options have an initial term of ten years from the date of grant though they are forfeited in the event of termination of an optionee’s employment for any reason other than the reasons specified above. An optionee has no rights as a shareholder with respect to the shares of our common stock underlying the stock option until the stock option is validly exercised. All stock options are subject to transfer restrictions until exercise and optionees are subject to restrictions in connection with the protection of intellectual property and confidential information and restrictions on soliciting or servicing certain clients and soliciting or hiring certain employees during employment and thereafter.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Restricted Stock Agreement

The Restricted Stock Agreement provides for the vesting of restricted stock over five years from the grant date with 20% vesting on each anniversary of the grant date, though the Committee has the ability to change the vesting provisions for any particular restricted stock award. In addition, the restricted stock becomes fully vested upon a holder’s death and partially vested upon a holder’s termination due to disability. Unvested shares of restricted stock are forfeited in the event of termination of a holder’s employment for any reason other than the reasons specified above. A holder of restricted stock will have all the rights of a shareholder with respect to the restricted stock, including the right to receive all dividends and other distributions paid with respect to our common stock and voting rights. However, dividends and distributions paid in shares of our common stock will be subject to the same vesting provisions as the related restricted stock. Restricted stock is subject to transfer restrictions until vesting and holders are subject to restrictions in connection with the protection of intellectual property and confidential information and restrictions on soliciting or servicing certain clients and soliciting or hiring certain employees during employment and thereafter.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

RSU Agreement

The RSU Agreement provides for the vesting of restricted stock units over five years from the grant date with 20% vesting on each anniversary of the grant date, though Committee has the ability to change the vesting provisions for any particular restricted stock unit award. In addition, the restricted stock units become fully vested upon a holder’s death and partially vested upon a holder’s termination due to disability. Unvested restricted stock units are forfeited in the event of termination of a holder’s employment for any reason other than the reasons specified above. Once a restricted stock unit vests, the related underlying shares of our common stock are distributed to the holder. A holder of restricted stock units will have no rights as a shareholder until the underlying shares of our common stock are distributed from the restricted stock unit. However, holders of restricted stock units will have the right to receive dividend equivalents with respect to such restricted stock units though dividend equivalents paid in shares of our common stock will be subject to the same vesting provisions as the related restricted stock units. All restricted stock units are subject to transfer restrictions until they vest and holders are subject to restrictions in connection with the protection of intellectual property and confidential information and restrictions on soliciting or servicing certain clients and soliciting or hiring certain employees during employment and thereafter.

The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Form of Grant Notice and Option Agreement
10.2	Form of Grant Notice and Restricted Stock Agreement
10.3	Form of Grant Notice and Restricted Stock Unit Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By: /s/ Michael J. O’Brien

Name: Michael J. O’Brien
Title: Senior Vice President, General Counsel and
Secretary

Date: July 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Grant Notice and Option Agreement
10.2	Form of Grant Notice and Restricted Stock Agreement
10.3	Form of Grant Notice and Restricted Stock Unit Agreement